Exhibit 15.2

9/F, Office Tower C1, Oriental Plaza, 1 East Chang An Ave., Dongcheng District
Beijing 100738, PRC
Tel: +86 10 8525 5500 Fax: +86 10 8525 5511 / 8525 5522
Beijing • Shanghai • Shenzhen • Haikou • Wuhan • Hong Kong
www.hankunlaw.com

April 24, 2023

To:ECARX Holdings Inc. (the “Company”)

2nd Floor South, International House

1 St. Katharine's Way

London E1W 1UN, United Kingdom

Dear Sirs/Madams,

We have acted as PRC legal counsel as to the laws of the People’s Republic of China (the “PRC”, for purpose of this letter only, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) to the Company in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of an annual report on Form 20-F for the year ended December 31, 2022 (the “Annual Report”).

We hereby consent to the reference of our name under the headings “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China” in the Annual Report, and further consent to the incorporation by reference of the summary of our opinions into the Company’s registration statement on Form S-8 (File No. 333-269756) filed on February 14, 2023. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Han Kun
Han Kun Law Offices

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